AMENDED AND RESTATED
                   REVOLVING CREDIT AGREEMENT



     This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of December 30, 1993 (the "Agreement") among the parties hereto amends the REVOLVING CREDIT AGREEMENT, dated as of November 22, 1991 (as amended pursuant to the First Amendment dated as of December 30, 1991, the Second Amendment dated as of March 31, 1992, the Third Amendment dated as of July 16, 1992, the Fourth Amendment dated as of April 19, 1993 and the Fifth Amendment dated as of September 23, 1993, the "Existing Credit Agreement") by and among DATA GENERAL CORPORATION, a Delaware corporation (the "Borrower"), NATIONAL WESTMINSTER BANK PLC ("NWB"), THE BANK OF NOVA SCOTIA ("BNS"), FLEET BANK OF
MASSACHUSETTS, NATIONAL ASSOCIATION ("Fleet"), NATIONSBANK, CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC" and, together with NWB, BNS, Fleet and NationsBank, the "Lenders") and NWB, as agent for the Lenders (the "Agent").

                     PRELIMINARY STATEMENTS

     WHEREAS, pursuant to the Existing Credit Agreement, each of NWB, BNS, Fleet, NationsBank and CIBC has agreed to provide financing (including the making available of letters of credit) to the Borrower for general corporate purposes in an aggregate amount not to exceed the amount set forth opposite each such Lender's name on the signature pages thereof; and

     WHEREAS, pursuant to the Existing Credit Agreement the aggregate of the Commitments (as hereinafter defined) of NWB, BNS, Fleet, NationsBank and CIBC is in an amount equal to $70,000,000; and

     WHEREAS, the Borrower, the Agent and the Lenders have agreed to amend and restate the Existing Credit Agreement in its entirety on the terms and conditions contained herein to provide for the making of Advances (as hereinafter defined) and to enter into a separate agreement to provide for the issuance of letters of credit; and

     WHEREAS, in consideration of the mutual agreements herein contained, the parties hereto agree that on the Effective Date (as hereinafter defined): (i) the Existing Credit Agreement shall be amended and restated in its entirety, as provided herein and
(ii) all references to the Existing Credit Agreement in other documents shall be deemed a reference to the Amended and Restated Credit Agreement, unless the context otherwise requires;

     NOW, THEREFORE, the parties hereto agree as follows:

                            ARTICLE I

                 DEFINITION AND ACCOUNTING TERMS

     SECTION 1.01.  Certain  Defined  Terms.   As  used  in  this
Agreement,  the following terms shall have the following meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted  LIBOR  Rate" means with respect to any Fixed
     Period the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) determined pursuant to the following formula:

          Adjusted LIBOR Rate =             Base LIBOR
                                   (1.00 - Eurodollar Reserve
                                           Percentage)

          "Advance" has the meaning set forth in Section 2.01.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

          "Agent's Account" means the account of the Agent main-tained at the office of National Westminster Bank PLC at 175
     Water Street, New York, New York 10038.

          "Amortization Fee" means, for any LIBOR Rate Advance for any Fixed Period (computed without regard to the maturity of a Fixed Period occurring as a result of the occurrence of the Facility Termination Date) during which any payment of Principal of any LIBOR Rate Advance is made other than on the last day of the Fixed Period for such Advance, as a result of a payment or as a result of a prepayment pursuant to Section 2.04 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the sum of (x) the amount, if any, by which
     (i) the additional Interest (calculated without taking into account any Amortization Fee) which would have accrued on such Advance during such Fixed Period (as so computed) if such Advance had not been so paid exceeds (ii) the income, if any, received as a result of the investment of the proceeds of such reduction, plus (y) all additional losses, costs, expenses and liabilities (including, without limitation, any interest paid by a Lender to providers of funds borrowed by it to make or carry its Advances, any fees paid by such Lender to terminate the deposits from which such funds were obtained and any loss sustained by such Lender in connection with the re-employment of such funds) incurred as a result of such payment.

          "Assignment and Acceptance" means an assignment and acceptance substantially in the form of Exhibit D annexed hereto entered into by a Lender and an Assignee (as hereinafter defined in Section 9.07(a)), and accepted by the Agent.

          "Base LIBOR" means with respect to each Fixed Period the offered quotation to first class banks in the London Interbank Eurodollar market by the Agent for United States dollar deposits of amounts comparable to the outstanding principal amount of the relevant Advance with maturities comparable to such Fixed Period as of 11:00 A.M. London time two Business Days prior to the commencement of such Fixed Period.

          "Borrowing" means the incurrence of Advances made from all the Lenders on a single date and having a single Fixed Period (with any Prime Rate Advance made pursuant to Section
     2.14 being considered a part of the related Borrowing of LIBOR Rate Advances).

          "Business Day" means (i) any day excluding (x) Saturday, (y) Sunday and (z) any day on which banks in New York City and Boston are authorized by law to close and (ii) with respect to all notices and determinations in connection with, and all payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in United States dollar deposits in the London Interbank Eurodollar market.

          "Charges" has the meaning specified in Section 2.12(a).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commitment" means, as to each Lender, the amount of such Lender's share of the Total Commitment as set forth opposite such Lender's name on the signature pages hereof, as such amount may be reduced pursuant to Section 2.03; provided that at all times on and after the Facility Termination Date, the Commitment of each Lender shall be zero.

          "Commitment Fee" has the meaning specified  in  Section
     2.10(b).

          "Commitment Percentage" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

          "Consolidated Net Interest Expense" means, with respect to any fiscal period of the Borrower, the aggregate amount of interest accrued and payable on all Indebtedness of the Borrower and its consolidated Subsidiaries less the aggregate amount of interest earned during such fiscal period on all investments of the Borrower and its consolidated Subsidiaries.

          "Consolidated Tangible Net Worth" means, at any date as of which the amount thereof shall be determined, consoli-dated total assets of the Borrower and its consolidated Subsidiaries (excluding the effect of any amount in the cumulative translation adjustment account) minus the sum of
     (i) any amounts attributable to (x) goodwill, and (y) other intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses and software research and development required to be capitalized under U.S. GAAP (as hereinafter defined) and (ii) Consolidated Total Liabilities of the Borrower and its consolidated Subsidiaries.

          "Consolidated Total Liabilities" means, at any date as of which the amount thereof shall be determined, all obligations of the Borrower and its consolidated Subsidiaries that should, in accordance with U.S. GAAP, be classified as current and long term liabilities on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries, including, in any event, all Indebtedness of the Borrower and its consolidated Subsidiaries, excluding deferred items.

          "Default" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Effective Date" means the date on which the conditions set forth in Section 3.01 are satisfied.

          "Eligible Investments" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by the full faith and credit of, the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America); (b) commercial or finance paper or other similar obligations having a rating in the highest rating category from either S&P or Moody's; and (c) negotiable or non-negotiable certificates of deposit, time deposits or other similar banking arrangements issued by any bank (including the Agent) or trust company, having a commercial paper rating in the highest rating category from either S&P or Moody's, or fully insured by the Federal Deposit Insurance Corporation; and which in each case mature no more than 2 years from the date of acquisition thereof in the case of direct obligations of the United States of America, one year from the date of acquisition thereof in the case of obligations unconditionally guaranteed by the United States of America and six months from the date of acquisition thereof in the case of other Eligible Investments.

          "ERISA" means the Employee Retirement  Income  Security
     Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control with the Borrower within the meaning of Section 414(b) or
     (c) of the Code and the regulations promulgated and rulings issued thereunder.

          "ERISA Termination Event" means (i) a Reportable Event, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under
     Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to termi-nate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or
     (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

          "Eurodollar Reserve Percentage" means, for any day, that percentage, expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any marginal, supplemental or emergency reserve requirements) for a member bank of the Federal Reserve System in New York City in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Agent to United States residents). The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" has the meaning specified in Section
     6.01.

          "Facility" means the agreement of the Lenders  to  make
     Advances to the Borrower from time to time pursuant to the terms hereof.

          "Facility Fee" has the  meaning  specified  in  Section
     2.10(b).

          "Facility Limit" means $40,000,000, as such amount may be reduced pursuant to Section 2.03.

          "Facility Termination Date" means December 30, 1994, provided, however, that after December 1, 1994, the Facility Termination Date may be extended for an additional 364 day period upon the unanimous written consent of the Lenders, provided that, the Agent has received a written request for such an extension from the Borrower.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day which is a Business Day, the average of the quotations for such day for such transactions received by NWB from three Federal funds brokers of recognized standing selected by it.

          "Fixed Period" means, for each LIBOR Rate Advance, the period commencing on the date of such LIBOR Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the first day of each such subsequent Fixed Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Fixed Period shall be a period of 30, 60, 90, 120, 150 or 180 days, as the Borrower may select, or such other period as may be agreed upon by the Borrower and the Agent, in each case upon the receipt by the Agent of a Notice of Borrowing not later than 11:00 A.M. (New York City time) three Business Days prior to the first day of such Fixed Period (or at such other time and on such other day as the Borrower may request a LIBOR Rate Advance pursuant to Section 2.02); provided, however, that:

               ( i)    the Borrower may not select any Fixed
          Period for any LIBOR Rate Advances which ends after the Facility Termination Date;

               ( ii)   whenever the last day  of  any  Fixed
          Period would otherwise occur on a day other than a Business Day, the last day of such Fixed Period shall be extended to occur on the next succeeding Business Day; and

               ( iii) if the Borrower has not selected the duration of a Fixed Period, and the Borrower and Agent have not agreed upon a Fixed Period, the duration of such Fixed Period shall be 30 days.

          "Indebtedness" of any Person means any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or guarantor or otherwise) for the payment or repayment of money which would be regarded as indebtedness in accordance with U.S. GAAP (but excluding obligations in respect of forward foreign exchange contracts in an aggregate amount not in excess of $150,000,000).

          "Indemnified  Party"  has  the  meaning  specified   in
     Section 8.01.

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

          "Interest" means (i) for each LIBOR Rate Advance for any Fixed Period, the product of

                          LR x P x ED
                                   360

     and (ii) for  each  Prime  Rate  Advance  made  pursuant  to
     Section 2.14 or 2.15, the product of

                          PR x P x ED
                                   365

     where:

          LR   =    the  sum  of the Adjusted LIBOR Rate for such
                    Advance for such Fixed Period plus 1.50%.

          P    =    the Principal  of  such  Advance  outstanding
                    during the period for which Interest is being calculated.

          ED   =    the  actual number of days elapsed during the
                    period   for   which   Interest   is    being
                    calculated.

          PR   =    the Prime Rate from time to time.

     provided, however, that (x) no provision of this Agreement or the Notes shall require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law; and (y) Interest for any Advance shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

          "Letter of Credit" means each of the letters of credit issued for the account of the Borrower pursuant to the Letter of Credit Agreement.

          "Letter of Credit Agreement" means that certain Letter of Credit Agreement of even date herewith by and among the Borrower, the Agent and the Lenders pursuant to which the Fronting Bank (as defined therein) will provide letters of credit for the account of the Borrower.

          "LIBOR Rate Advance" means an Advance which bears interest based upon the Adjusted LIBOR Rate.

          "Lien" has the meaning specified in Section 4.01(b).

          "Loan  Documents"  means  this Agreement, the Letter of
     Credit Agreement, the Notes and  each  other  instrument  or
     agreement   executed   and  delivered  by  the  Borrower  in
     connection herewith.

          "Majority Lenders" means at any time Lenders holding at least 66% of the then aggregate unpaid principal amount of the Notes if at such time there are four or more Lenders hereunder (or all of the Lenders, if at such time there are less than four Lenders hereunder), or, if no such principal amount is then outstanding, Lenders having at least 66% of the Commitments if at such time there are four or more Lenders hereunder (or all of the Lenders, if at such time there are less than four Lenders hereunder).

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Note" means a promissory note made by the Borrower in favor of each Lender in substantially the form of Exhibit A hereto, evidencing the aggregate obligations of the Borrower to such Lender resulting from the Advances made by such Lender.

          "Notice  of  Borrowing"  has  the  meaning specified in
     Section 2.02(a).

          "Overdue Rate" in respect of the rate of interest on any Advance means a rate of interest equal to the Prime Rate plus 2% per annum.

          "Participation   Fee"  has  the  meaning  specified  in
     Section 2.10(d).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

          "Permitted Liens" means (i) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employee benefit plans subject to ERISA; (ii) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' Liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings;
     (iii) Liens securing the payment of taxes, assessments and governmental charges or levies, either (a) not delinquent or
     (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been established, but only so long as such proceedings could not subject the Agent or the Lenders to any civil or criminal penalty or liability; (iv) purchase money Liens securing Indebtedness incurred to finance the purchase price of property acquired in the ordinary course of business in an aggregate amount not in excess of $5,000,000 at any one time outstanding; and (v) extensions, renewals and replacements of Liens referred to in clauses
     (i) through (iv) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal or replacement.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a  Multiemployer
     Plan.
          "Prime Rate" means, with respect to any day, the higher of (i) 0.50% per annum above the rate of interest announced by the Agent in New York City as its prime rate for U.S. Dollar loans as in effect on such day and (ii) 0.50% per annum above the rate determined by the Agent to be the average rate at which overnight Federal funds are offered to it on such day.

          "Prime  Rate Advance" means an Advance made pursuant to
     Section 2.14 or 2.15 which bears interest based upon the Prime Rate.

          "Principal" of any Advance means the original amount advanced to the Borrower pursuant to Section 2.01, reduced from time to time by payments in respect thereof; provided, however, that if such Principal of such Advance shall have been reduced by any payment and thereafter such payment is rescinded or must otherwise be returned for any reason, such Principal of such Advance shall be increased as of the date of such rescission or return by the amount of such payment, all as though such payment had not been made.

          "Proprietary Information" has the meaning specified  in
     Section 9.08.

          "Reportable Event" means a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under such regulations) or an event described in
     Section 4068(f) of ERISA.

          "Significant  Subsidiaries"  means  Data  General GmbH,
     Data General (Canada), Inc., Data General France  SARL,  and
     Data General Limited.

          "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under
     Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" of any Person means any corporation of which more than 50% of the issued and outstanding capital stock or the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occur-rence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each Lender hereunder at such time, which in the aggregate is equal to $40,000,000, subject to reduction pursuant to Section 2.03 hereof.

          "Type" when used in respect of any Advance or Borrowing shall refer to the rate by reference to which Interest on such Advance or on the Advances comprising such Borrowing is determined.

          "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the aggregate outstanding principal amount of all Advances.

          "U.S. GAAP" has the meaning specified in Section 1.03.

          "Withdrawal Liability" has the meaning given such term under Part 1 of Subtitle E of Part IV of ERISA.

     SECTION 1.02. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

     SECTION 1.03.  Accounting Terms.   All accounting terms  not
specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States
("U.S. GAAP") consistently applied.

                           ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. Facility. On the terms and conditions hereinafter set forth, each Lender severally agrees to make advances (the "Advances") to the Borrower from time to time on any Business Day during the period from the date hereof to the Facility Termination Date in an amount not to exceed at any one time outstanding the amount of such Lender's Commitment as reduced pursuant to Section 2.03. Under no circumstances shall any Lender be obligated to make any Advance if, after giving effect thereto, the aggregate outstanding Principal of Advances would exceed the Facility Limit. Each Advance shall be repaid pursuant to the terms hereof. Each Borrowing shall be in an amount not less than $500,000 and shall consist of Advances made on the same day by the Lenders ratably according to their respective Commitments.

     SECTION 2.02. Making the Advances. (a) Notwithstanding anything to the contrary contained in this Agreement and except as contemplated by Sections 2.14 and 2.15, all Advances shall be LIBOR Rate Advances as the Borrower may request subject to and in accordance with this Section. Each Borrowing shall be made on notice, substantially in the form of Exhibit B hereto (the "Notice of Borrowing"), given not later than 11:00 A.M. (New York City time) three Business Days preceding the date of the proposed Borrowing, from the Borrower to the Agent, which shall give to each Lender prompt (but in no event later than 11:00 a.m., New York City time, two Business Days preceding the date of the proposed Borrowing) notice thereof by telecopier, telex or cable. Each such Notice of Borrowing shall be transmitted by telecopier, telex or cable, confirmed immediately in writing, specifying therein the requested amount, date and duration of the initial Fixed Period for such Borrowing. If no election of Fixed Period is specified in any such Notice of Borrowing, such Notice of Borrowing shall be deemed a request for a Fixed Period of 30 days. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available to the Agent's Account, in same day funds, such Lenders' ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's office located at 175 Water Street, New York, New York.

     (b) Unless the Agent shall have received written notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance on such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, (x) for the first two days following the date such amount is made available to the Borrower, at a rate per annum equal to the Federal Funds Rate and (y) thereafter, the Prime Rate plus 2% per annum. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

     (c) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     (d) Each Lender may fulfill its Commitment with respect to any Advance by causing any lending office of such Lender to make such Advance. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to
Section 2.11.

     SECTION 2.03.  Termination or Reduction of the Commitments.
The Borrower may, upon at least five Business Days' notice to the

Agent, terminate in whole or reduce ratably in part the unused portion of the respective Commitments of the Lenders; provided, however, that each partial reduction shall be in a minimum amount equal to $5,000,000 and in an integral multiple of $1,000,000 in each case in the aggregate.

     SECTION 2.04. Prepayments. The Borrower may at any time, upon at least five Business Days' notice to the Agent stating the proposed date and aggregate Principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding Principal of the Advances comprising part of the same Borrowing or Borrowings, in whole or in part, together with Interest accrued to the date of such prepayment on the Principal prepaid and all accrued and unpaid fees, costs and expenses at the time due and payable by the Borrower under the Loan Documents; provided, that (i) each partial prepayment shall be in an aggregate Principal amount not less than $500,000 and (ii) no such partial prepayment shall be permitted hereunder if, giving effect thereto, the outstanding aggregate Principal amount of all Advances would be less than $500,000 in the aggregate.

     SECTION 2.05. Payment of Interest. (a) The Borrower shall pay Interest on the unpaid Principal amount of each LIBOR Rate Advance on the last day of each Fixed Period therefor, on the date of any prepayment or refinancing thereof (on the amount prepaid or refinanced), at maturity (whether by acceleration or otherwise) and after such maturity on demand, provided that with respect to LIBOR Rate Advances with a Fixed Period which is longer than 30 days, interest shall also be paid on each date which occurs at intervals of one month after the first day of such Fixed Period. The Borrower shall pay Interest on the unpaid Principal amount of each Prime Rate Advance made pursuant to
Section 2.14 or 2.15 monthly in arrears on the last day of each month, on the date of any prepayment or refinancing thereof (on the amount prepaid or refinanced), at maturity (whether by acceleration or otherwise) and after such maturity on demand. Interest shall be calculated as set forth in the definition of such term. Upon receipt of such funds by the Agent, the Agent shall distribute them to the Lenders in payment of the accrued Interest on such Advance.

      (b) Any amount in respect of any Advance, or any Interest thereon or any other amount required to be paid hereunder or under any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), shall bear interest payable on demand, from the due date for such amount until such amount is paid in full at the Overdue Rate.

     SECTION 2.06.  Repayment.  The Borrower shall repay  to  the
Agent for the account of the Lenders the outstanding Principal of and Interest accrued and unpaid on the Advances on the Facility
Termination Date.

     SECTION 2.07. Refinancing of Advances. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 11:00 a.m., New York City time, on the third Business Day preceding the date of any refinancing), to refinance any outstanding Borrowing of LIBOR Rate Advances for an additional Fixed Period, subject to the following:

           (a) no Event of Default shall have occurred and be continuing at the time of such refinancing;

           (b) if less than a full Borrowing of Advances shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Advances comprising such Borrowings held by the Lenders immediately prior to such refinancing;

           (c) the aggregate principal amount of Advances being refinanced shall be at least $500,000;

           (d) each Lender shall effect each refinancing by applying the proceeds of its new Advance to its Advance being refinanced, and accrued interest on the Advance (or portion thereof) being refinanced shall be paid by the Borrower at the time of refinancing;

           (e) the Fixed Period with respect to a refinancing shall commence on the date of refinancing or the expiration of the current Fixed Period applicable to the Borrowing being refinanced;

           (f) a  Borrowing  of  LIBOR  Rate  Advances   may   be
refinanced only on the last day of a Fixed Period applicable thereto; and

           (g) each request for a refinancing which fails to state an applicable Fixed Period shall be deemed to be a request for a Fixed Period of 30 days.

In the event that the Borrower shall not give notice to refinance any Borrowing of LIBOR Rate Advances, or to continue such Borrowing as LIBOR Rate Advances, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of LIBOR Rate Advances for a fixed period of 30 days. The Agent shall, after it receives notice from the Borrower, promptly (but in no event later than 11:00 a.m., New York City time, two Business Days preceding the date of the proposed refinancing) give each Lender notice of any refinancing, in whole or in part, of any Advance made by such Lender.

     SECTION 2.08.  Payments and Computations, Etc.   (a)   All
amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 P.M. (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Agent's Account. Amounts received by the Agent after 1:00 P.M. (New York City time) on any Business Day shall be deemed to have been received on the next Business Day. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of Principal or Interest or Commitment Fees or Facility Fees ratably (other than amounts payable pursuant to Sections 2.11, 2.12 or 2.13) to the Lenders, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

      (b) All computations of Interest and fees hereunder shall be made on the basis of a year of 360 days (365 days in the case of interest which is calculated with reference to the Prime Rate) for the actual number of days (including the first but excluding the last day) elapsed. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (c) Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest or fees.

      (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance on such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the day such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.09. Evidence of Advances. The Borrower's obliga-tion to pay resulting from each Advance made hereunder by each Lender shall be evidenced by a single Note of the Borrower payable to such Lender which shall (i) be dated the date of the initial Borrowing, (ii) be in a stated Principal amount equal to such Lender's Commitment, mature on the Facility Termination Date and bear interest as provided in Section 2.05 and (iii) be substantially in the form of Exhibit A annexed hereto with blanks appropriately completed in conformity herewith. Each Lender shall, prior to any transfer thereof, record on the grid attached to its Note the following: (x) the date and amount of each Advance made hereunder, (y) the date and amount of each payment of Principal hereunder, and (z) the date and amount of any prepayment, provided that any failure to record any such information shall not limit or otherwise affect the Borrower's obligation to repay all Advances hereunder, together with accrued Interest thereon.

     SECTION 2.10. Fees. (a) From and after the date hereof until the later of the Facility Termination Date and the date on which no Advances shall be outstanding and all obligations of the Borrower hereunder shall be paid in full, the Borrower shall, on the last day of each Fixed Period for each LIBOR Rate Advance any amount of which was reduced for any reason during such Fixed Period, pay to the Agent for the account of the Lenders an amount equal to the Amortization Fee (if any) for such Advance for such Fixed Period.

     (b) From and after the date hereof until the later of the Facility Termination Date and the date on which no Advances shall be outstanding and all obligations of the Borrower hereunder shall be paid in full, the Borrower shall pay the following fees:

          (i) to the Agent, for the account of each Lender, a commitment fee (the "Commitment Fee") equal to the product of (x) the average daily unused portion of such Lender's Commitment and (y) the per annum rate of .375 of 1%;

         (ii) to the Agent for the account of each Lender a fee per each Lender's Commitment (the "Facility Fee") equal to the product of (x) the total Facility Limit (whether used or unused) and (y) the per annum rate of .375 of 1%; and

       (iii)   to the Agent for its own account a fee of  $10,000
     per annum (the "Agency Fee").

     (c) The Commitment Fee and the Facility Fee shall be payable in arrears quarterly on the last Business Day of each November, February, May and August during the term of this Agreement and on the later of the Facility Termination Date and the date on which no Advances shall be outstanding and all obligations of the Borrower hereunder shall be paid in full. The Agency Fee shall be payable on the date of execution of this Agreement and on each anniversary thereof.

     SECTION 2.11. Increased Costs. (a) If, on or after the date of this Agreement, the adoption of any law or regulation, or any change therein, or any change in the interpretation or administration thereof by any court, administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive issued after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency shall either:

                (i) impose,  modify  or   deem   applicable   any
     reserve, special deposit or similar requirement against any extension of credit, or assets of, or any deposits or other liabilities of, any Lender, or

               (ii) impose on any Lender or on the money markets any other condition regarding this Agreement or the LIBOR
     Rate  Advances or the Lender's obligation to make LIBOR Rate
     Advances,

and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to such Lender of making any LIBOR Rate Advance or to reduce the amounts receivable by such Lender hereunder (which increase in cost or reduction in amounts receivable shall be the result of such Lender's reasonable allocation of the aggregate of such cost increases or reductions resulting from such events), then, upon demand by such Lender, the Borrower shall be obligated to immediately pay to such Lender, from time to time as specified by such Lender, additional amounts which in the aggregate shall be sufficient to compensate such Lender for such increased cost or reduction. A certificate setting forth in reasonable detail such increased cost incurred or reduction in amounts receivable by such Lender as a result of any event mentioned in clause (i) or (ii) of this subsection, submitted by such Lender to the Borrower, shall, unless otherwise required by law, be conclusive, absent manifest error, as to the amount thereof.

      (b) If any of the events requiring payments of additional amounts by the Borrower under subsection (a) occurs, such Lender shall take such steps as may be reasonable to avoid the Borrower being required to pay any additional amounts and shall consult with the Borrower in good faith with a view to agreeing to alternative arrangements whereby any such requirement can be avoided or mitigated, including, without limitation, fulfilling such Lender's obligations through another branch or affiliate in the United States.

     SECTION 2.12. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein), excluding any income, franchise and withholding taxes now or hereafter imposed on any Lender (such nonexcluded taxes being called "Charges"). If any Charges are required to be withheld from any amounts payable to any Lender hereunder, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Charges) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Charges are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to such Lender an original official receipt showing payment thereof.

      (b) The parties acknowledge that the Borrower will be obligated to comply with applicable United States withholding tax requirements, and in that regard each Lender that is not a United
States Person (as such term is defined in   7701(a)(30)  of  the
Code) shall complete and deliver to the Borrower, prior to the date on which the first payment to such Lender is due hereunder, an Internal Revenue Service Form 1001, certifying that it is entitled to complete exemption from United States withholding tax under an income tax treaty to which the United States is a party, or an Internal Revenue Service Form 4224 in duplicate, certifying that the payments to be received under this Agreement are effectively connected with the conduct of a trade or business of such Lender in the United States, as appropriate. Each Lender further agrees to complete and deliver to the Borrower from time to time any successor or additional form or certificate required by the Internal Revenue Service in order to secure complete exemption from United States withholding taxes. If for any reason during the term of this Agreement a Lender becomes unable to submit the forms or certificate referred to above or the information or representations contained therein is no longer accurate in any material respect, such Lender shall promptly upon discovery thereof immediately notify the Borrower in writing to that effect so that the Borrower is not in violation of applicable United States withholding tax requirements.

      (c) Each Lender agrees to use reasonable efforts to avoid the imposition of any Charges on payments hereunder or under the other Loan Documents or to minimize any amounts which might otherwise be payable pursuant to this Section 2.12; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal expenses not reimbursable hereunder or regulatory burden deemed by the Lender to be material.

      (d) If the Borrower makes any additional payment to any Lender pursuant to this Section 2.12 in respect of any Charges, and such Lender determines that it has received (i) a refund of such Charges, or (ii) a credit against, relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Charges with respect to which it has received payments under this
Section 2.12, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as shall be reasonably determined by such Lender to be solely attributable to the deduction or withholding of such Charges. If such Lender later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this
Section 2.12(d), the Borrower shall upon demand of such Lender promptly repay the amount of such overpayment. Nothing in this
Section 2.12(d) shall be construed as requiring such Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of such Lender.

     SECTION 2.13. Capital Adequacy. If any Lender shall have determined that on or after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender as a consequence of the Advances or its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender which demand shall set forth the basis therefor in reasonable detail, provided, however, that no Lender will be obligated to provide such detail to the extent same would compromise the confidentiality of such Lender's calculations concerning its cost of capital or its method of calculating same, the Borrower shall be obligated to pay or cause to be paid to such Lender such additional amount or amounts as will compensate for such reduction.

     SECTION 2.14. Unavailability of LIBOR Rate Advances. If with respect to any LIBOR Rate Advance requested by the Borrower:

           (a) deposits in dollars (in the applicable amounts) are not being offered to any Lender in the relevant market for such LIBOR Rate Advance, or

           (b) any Lender determines that the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to such Lender of funding such LIBOR Rate Advance,

such Lender shall forthwith give notice thereof to the Agent (which shall so notify the Borrower), whereupon until such Lender notifies the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBOR Rate Advances shall be suspended. Unless the Borrower notifies the Agent on or prior to the proposed borrowing date for such LIBOR Rate Advance that it elects not to borrow on such date, the Advance made on such date by such Lender shall instead be a Prime Rate Advance.

     SECTION 2.15. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Lender to make, maintain or fund LIBOR Rate Advances, such Lender shall so notify the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBOR Rate Advances shall be suspended (and each Lender shall use reasonable efforts to notify the Borrower promptly after learning that such circumstances no longer exist). If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Advances to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding Principal amount of each such LIBOR Rate Advance, together with accrued Interest thereon and any additional amount owing under
Section 2.10(a) hereof. Concurrently with prepaying each such LIBOR Rate Advance, the Borrower may at its option borrow a Prime Rate Advance in an equal principal amount from such Lender, and such Lender shall make such a Prime Rate Advance.

     SECTION 2.16.  Use   of   Proceeds.   The  proceeds  of  the
Advances shall be used for general corporate purposes (including the reimbursement of draws under Letter of Credit issued pursuant to the Letter of Credit Agreement).

     SECTION 2.17. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.11, 2.12, 2.13 or 2.15) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.17 may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.18. Reduction of Rate of Interest. The Lenders and the Agent hereby agree that if the Borrower's long term senior debt rating is upgraded to BBB by Standard & Poors and to Baa2 by Moody's Investor Services, then from and after the date on which such upgrade occurs (i) the margin in excess of the Adjusted LIBOR Rate at which interest on LIBOR Rate Advances is calculated shall be reduced from 1.50% to 1.25%, and (ii) the margin in excess of the Prime Rate at which Interest on Prime Rate Advances is calculated shall be reduced from 0.50% to 0.25%.


                           ARTICLE III

                      CONDITIONS PRECEDENT

     SECTION 3.01.  Conditions Precedent to the  Effective  Date.
The occurrence of the Effective Date shall be subject to the satisfaction of the following conditions precedent:

      (a) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that would be reasonably likely to have a material adverse effect on (i) the condition (financial or otherwise), business, operations, proper-ties or prospects of the Borrower or (ii) the transactions contemplated by the Loan Documents.

      (b) All accrued fees and expenses (including the fees and expenses of counsel to the Agent) under and with respect to the transactions contemplated by the Loan Documents shall have been paid.
      (c) Each of the documents and instruments delivered pursuant to this Section 3.01 hereto shall be in full force and effect, and no default shall exist thereunder.

      (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained and remain in effect.

      (e) The Borrower shall have delivered to the Agent a certificate of the Borrower stating that each of the conditions precedent set forth in this Section 3.01 has been satisfied.

      (f) The Agent shall have received the following, each dated the Effective Date, and in form and substance satisfactory to the Agent and (except for the Notes and the Letter of Credit
Agreement) in sufficient copies for each Lender:

           (i)      A Note to the order of each Lender.

           (ii) A certified copy of the certificate of incorporation of the Borrower as amended, certified as of a recent date by the Secretary of State of the State of Delaware.

           (iii)    An  executed  and  effective Letter of Credit
     Agreement.

           (iv) A certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by, the Borrower and as to the charter documents on file in the office of such Secretary of State.

           (v) A certified copy of the resolutions of the Board of Directors of the Borrower approving (A) this Agreement, the Notes and the transactions contemplated thereby, and (B) all documents evidencing other corporate action with respect thereto.

           (vi) A Certificate of the Secretary or Assistant Secretary of the Borrower certifying as to the by-laws and the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and the other documents to be delivered hereunder to which such Borrower is a party.

           (vii) A favorable opinion of Fulbright & Jaworski, counsel to the Borrower, in substantially the form of Exhibit C hereto.

           (viii) Other such approvals, opinions or documents as the Agent may reasonably request.


     SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the Effective Date shall have occurred and the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such statements are true):

          ( i) The representations and warranties of the Borrower contained in Section 4.01 hereof and in the other Loan Documents are correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); and

         ( ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom or such issuance, which constitutes an Event of Default or Default.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations   and   Warranties   of   the
Borrower.  The Borrower represents and warrants as follows:

           (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of the Borrower; (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby, by the other Loan Documents to which it is a party; and (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

           (b) The execution, delivery and performance by the Borrower of each of this Agreement, the Notes and any other Loan Documents, (i) are within the corporate powers of the
     Borrower,   have  been  duly  authorized  by  all  necessary
     corporate action, including the consent of shareholders where
     required,  and  do  not   (A)   contravene   the certificate
     of   incorporation   or  by-laws  of  the Borrower,  (B)
     violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation, or any order or decree of any court or governmental instrumentality,
     (C) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on or affecting the Borrower, or any of its properties, or (D) result in or require the creation or imposition of  any lien, charge, security interest, encumbrance or
     any other type of preferential arrangement (any of the foregoing being referred to herein as a "Lien") upon any of the property of the Borrower; and  (ii)  do  not
     require the consent, authorization by or approval of or
     notice  to  or  filing or registration with any govern-
     mental body, agency, authority, regulatory body or  any
     other  Person other than those which have been obtained
     and copies of which have  been  delivered  pursuant  to
     Section  3.01  to  the  Agent, each of which is in full
     force  and  effect.   This  Agreement  has  been   duly
     executed and delivered by the Borrower.  This Agreement
     is,  and  each of the other Loan Documents to which the
     Borrower  is  a  party  when  delivered  hereunder   or
     pursuant hereto, will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms,
     except  as  such  enforceability  may  be  limited   by
     bankruptcy,   insolvency   and   other   similar   laws
     applicable to creditors' rights generally.

           (c) No written statement prepared or furnished by the Borrower to the Agent or to any governmental authority in connection with any Loan Document or any financial statement delivered pursuant hereto or thereto (other than to the extent any such statements constitute projections) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading; and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower to be valid and accurate at the time such projections were furnished to the Agent or such governmental authority, as the case may be.

           (d) Each exhibit, financial statement, book, record, report or other document and any other information furnished at any time by the Borrower to the Lenders in connection with this Agreement will be accurate in all material respects as to its date and as of the date so furnished, and no such document or information will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading and since September 28, 1991, there has been no material adverse change in the condition (financial or otherwise), prospects, property or business of the Borrower.

           (e) The operations of the Borrower comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), none of the operations of the Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment, and the Borrower does not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

           (f) There is no pending or, to the Borrower's knowledge after due inquiry, threatened action or proceeding against the Borrower before any court, governmental agency or arbitrator, that may reasonably be expected to materially and adversely affect the condition (financial or otherwise), business, operations, properties or prospects of the Borrower or that purports to affect the legality, validity or enforceability of any Loan Document and none of the transactions contemplated by any of the foregoing is or to the Borrower's knowledge is threatened to be restrained or enjoined (temporarily, preliminarily or permanently).

           (g) No proceeds of any Advance will be used to purchase or carry any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

           (h) The Borrower is not a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of any event, will result in or require the creation of a Lien on the property or assets of the Borrower or otherwise result in a violation of this Agreement.

           (i) (i) The Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have, and no provision of applicable law or governmental regulation could reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of the Borrower, or may reasonably be expected to have such an effect on the ability of the Borrower to carry out its obligations under this Agreement, Notes or any other Loan Documents, and (ii) the Borrower is not in default under or with respect to any contract, agreement, lease or other instrument to which the Borrower is a party and which is material to the Borrower's condition (financial or otherwise), business, operations, properties or prospects, and the Borrower has not delivered or received any notice of default thereunder.

           (j) The Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal under-writer" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Advances by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement, the Notes and the other Loan Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

           (k) As of the date of the initial Advances, no broker or finder brought about the obtaining, making or closing of the Advances made pursuant to this Agreement and neither the Borrower nor any of its Affiliates has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the Advances contemplated by this Agreement.

           (l) No  event  requiring  notice  to  the  PBGC  under
     Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan.

           (m) No amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

           (n) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any material
     Withdrawal Liability to any Multiemployer Plan.

           (o) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, if the effect of such reorganization or termination would be material to the Borrower and its ERISA Affiliates taken as a whole, and, to the best of the Borrower's knowledge, no Multiemployer Plan is reasonably expected to be in reorgani-zation or to be terminated, within the meaning of Title IV of ERISA, if the effect of such reorganization or termination would be material to the Borrower and its ERISA Affiliates taken as a whole.

           (p) ( i) No ERISA Termination Event has occurred or is reasonably expected to occur with respect to any Plan the effect of which would be material to the Borrower and its ERISA Affiliates taken as a whole. If any Plan were to be terminated as of the date hereof, no liability would be incurred under Title IV of ERISA which would be material to the Borrower and its ERISA Affiliates taken as a whole.

               ( ii)        There  are  no  pending   claims   or
          lawsuits asserted or instituted against the assets of any Plan trust or against any fiduciary of a Plan with respect to the operation of such Plan which are likely to have a material adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of the Borrower or its ERISA Affiliates taken as a whole.

               (  iii)   There  are  no  strikes  or  other labor
          disputes or grievances pending against the Borrower which are likely to have a material adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of the Borrower. All payments due from the Borrower pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower, to the extent required by U.S. GAAP.

           (q) The Borrower has filed, or caused to be filed or be included in, all tax returns and reports (Federal, state, local and foreign) required to be filed and paid all amounts of taxes, including interest and penalties required to be paid, except for such taxes (i) as are being contested in good faith and by proper proceedings and (ii) against which appropriate reserves are being maintained, but only so long as the proceedings referred to in clause (i) above could not subject the Agent or the Lenders to any civil or criminal penalty or liability.

           (r) All of the Subsidiaries of the Borrower are listed on Schedule I annexed hereto.


                            ARTICLE V

                    COVENANTS OF THE BORROWER

     SECTION 5.01. Affirmative Covenants. Until the later of the Facility Termination Date and the date on which no Advances shall be outstanding and all obligations of the Borrower hereunder shall be paid in full, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

           (a) Compliance with Laws, Etc. Comply and cause all of its Significant Subsidiaries to comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, such compliance to include, without limitation, compliance with
     (i) ERISA and all applicable rules, regulations and orders thereunder and (ii) all applicable environmental laws, rules, regulations and orders.

           (b) Preservation of Corporate Existence. Preserve and maintain in all material respects its corporate existence, corporate rights (charter and statutory), and corporate franchises.

           (c) Visitation Rights. At any reasonable time during normal business hours and from time to time, permit the Agent or any Lender or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors and with its independent certified public accountants and advise such accountants that the Agent and the Lenders have been authorized to review and discuss with such accountants any and all financial statements and other information of any kind that they may have with respect to the Borrower and direct such accountants to comply with any reasonable request of the Agent or the Lenders for such information.

           (d) Keeping of Books. Keep proper books of record and account, which shall be maintained or caused to be maintained by the Borrower and shall be separate and apart from those of any Affiliate of the Borrower, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with U.S. GAAP.

           (e) Payment of Taxes, Etc. Pay and discharge and cause all of its Significant Subsidiaries to pay and discharge before the same shall become delinquent, (A) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (B) all lawful claims that, if unpaid, might by law become a Lien upon its property, provided, however, that the Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings; and maintain appropriate reserves in respect of taxes, assessments, governmental charges and levies.

           (f) Maintenance  of  Properties,  Etc.   Maintain  and
     preserve and cause all of its Significant Subsidiaries to maintain and preserve in good working order and condition, ordinary wear and tear excepted, all of its properties that are used or useful in the conduct of its business (and maintain all necessary insurance) with respect to which failure to so maintain and preserve would have a material adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of the Borrower.

           (g) Reporting Requirements.  Furnish to the Lenders:

                (i) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower as of the end of such quarter and consolidated unaudited statements of earnings and retained earnings and of source and application of funds of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified by the chief financial officer of the Borrower (subject to year-end audit adjustments) as having been prepared in accordance with U.S. GAAP consistent (except as expressly noted therein) with those applied in the preparation of the financial statements, if any, previously delivered pursuant to this Section 5.01(g), together with a certificate of said officer stating that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as of the end of such year and statements of income and retained earnings and of source and application of funds of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such year, certified in a manner satisfactory to the Majority Lenders by Price Waterhouse or other nationally recognized independent public accountants reasonably acceptable to the Majority Lenders, together with (a) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards in the United States, such accounting firm has obtained no knowledge that an Event of Default or Default has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and (b) a certificate of the chief financial officer of the Company stating that no Event of Default or Default has occurred and is continuing or, if such an Event of Default of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

              (iii) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any ERISA Termination Event described in clause (i) of the defin-ition of ERISA Termination Event with respect to any Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other ERISA Termination Event with respect to any such Plan has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

               (iv) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any Plan;

                (v) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Informa-tion) to the annual report (Form 5500 Series) with respect to each Plan of the Borrower or any of its ERISA Affiliates;

               (vi) within 10 days after notice is given or required to be given to the PBGC under Section
          302(f)(4)(A) of ERISA of the failure to make timely payments to a Plan, a copy of any such notice filed and a statement of the chief financial officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under
          Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposes to take with respect thereto;

              (vii) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within
          the  meaning  of Title IV of  ERISA,  or  (D)   the
          amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A),(B) or (C) above;

             (viii) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower, of the type described in
          Section 4.01(f);

               (ix) promptly  and  in  any  event  within   three
          Business Days after the Borrower becomes aware of the existence thereof, telephonic, telex or telecopied notice (confirmed in writing) specifying the nature of any Event of Default or Default, any breach or non-performance of any other Loan Document, or any development or other information which is reasonably likely to materially and adversely affect the condition (financial or otherwise), business, operations, proper-ties or prospects of the Borrower or the ability of the Borrower to perform its obligations under this Agreement, the Notes, or any other Loan Document, and stating the action which the Borrower proposes to take with respect thereto;

                (x) within 10 days upon its request, copies of all federal, and access to all state and local, tax returns and reports filed by the Borrower or in which the Borrower was included on a consolidated or combined basis (excluding sales, use and like taxes); and

               (xi) such other information respecting the condition (financial or otherwise), business, operations, properties or prospects of the Borrower as any Lender through the Agent may from time to time reasonably request.

     SECTION 5.02. Negative Covenants. Until the later of the Facility Termination Date and the date on which no Advances shall be outstanding and all obligations of the Borrower hereunder shall be paid in full, the Borrower will not (and will not permit its Subsidiaries to), directly or indirectly, without the written consent of the Majority Lenders:

           (a) Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than Permitted Liens.
           (b) Indebtedness. Create or suffer to exist any Indebtedness, except (i) the Advances and the other obliga-tions of the Borrower pursuant to the Loan Documents; (ii) Indebtedness in existence on the date hereof; (iii) Indebtedness incurred by Subsidiaries in Canada, France, Germany and the United Kingdom; (iv) Indebtedness of the Borrower and Subsidiaries other than Subsidiaries in Canada, France, Germany and the United Kingdom in an aggregate not in excess of $10,000,000 at any one time outstanding; and
     (v) Indebtedness in connection with contingent lease obligations in accordance with U.S. GAAP arising from recourse lease transactions in an aggregate amount not in excess of $10,000,000.

           (c) Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided that the Borrower's Subsidiaries may make any such payments to the Borrower;

           (d) Mergers, Etc. Merge or consolidate with or into any Person, except that Subsidiaries of the Borrower may merge or consolidate with or into each other or with or into the Borrower.

           (e) Investments in Other Persons. Except for Eligible Investments, make, own or hold any loan or advance to any Person; or make, own or hold any capital contribution to, or otherwise invest in, any Person requiring cash consideration in excess of $75,000,000 in the aggregate in any 364 day period.

           (f) Accounting  Changes.   Make  any  change  (i)   in
     accounting treatment and reporting practices except as permitted or required by U.S. GAAP, or (ii) in tax reporting treatment except as permitted or required by law and, in any case, as disclosed to the Agent in the notes to the financial statements delivered to the Agent pursuant to
     Section 5.01(g)(i), or otherwise.

           (g) Corporate Organization. Amend its certificate of incorporation or by-laws.

           (h) Speculative Transactions. Engage in any transac-tions involving commodity options or futures contracts or engage in any transaction involving risks that are excessive or unusual in light of the circumstances.

            (i) Consolidated Tangible Net Worth. At any time fail to maintain a Consolidated Tangible Net Worth of $400,000,000, determined in accordance with U.S. GAAP.

           (j) Net Worth.  Permit the ratio of Consolidated Total
     Liabilities to Consolidated Tangible Net Worth to be greater than 1.25 to 1 at the end of any fiscal quarter.

           (k) Interest Expense Ratio. Permit the ratio of the Borrower's "net cash provided from operating activities" reported on the Borrower's consolidated statement of cash flow prepared at the end of each fiscal quarter in accordance with U.S. GAAP to Consolidated Net Interest Expense to be less than 5 to 1 at the end of any four quarter period beginning on September 30, 1990.

           (l) Sales, Etc. of Assets.  Other than as set forth on
     Schedule 5.02(1) sell, assign, lease or otherwise dispose of, or permit any Subsidiary to sell, assign, lease or otherwise dispose of, all or a substantial part of its assets except (i) sales of inventory in the ordinary course, (ii) for real property the proposed sale of which by the Borrower was disclosed in the Borrower's Annual Report for the year ended September 28, 1991 and (iii) sales, assignments, leases and other dispositions of assets having a fair market value less than $5,000,000 in any 364 day period.

           (m) Cash/Short  Term  Investment Availability.  Permit
     the sum of  cash  maintained  in  the  Borrower's  operating
     account(s)   plus  Eligible  Investments  to  be  less  than
     $30,000,000 at any time.

           (n) Cash/Short Term Investment/Marketable Security Availability. Permit the amount by which (x) the sum of cash maintained in the Borrower's operating account(s), Eligible Investments and other securities held by the Borrower which in the opinion of the Agent are readily marketable exceeds (y) the aggregate outstanding Principal amount of Advances plus Interest accrued thereon, to be less than $100,000,000 at any time.

           (o) Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in any other transactions with, any of its Affiliates (other than the Borrower and its Subsidiaries), except that the Borrower may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower than could be obtained on an arm's-length basis from unrelated third parties.

                           ARTICLE VI

                        EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

           (a) The Borrower shall fail to make any payment to be made by it hereunder in respect of Principal when the same becomes due and payable, or shall fail to make any payment to be made by it hereunder in respect of Interest or fees or any other amounts payable hereunder or under any other Loan Document within three Business Days after the same becomes due and payable; or

           (b) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(b),
     (e) or (f) or 5.02, provided that in the case of Sections 5.01(e) and (f) such failure continues unremedied for 3 days; or

           (c) An Event of Default shall have occurred under the Letter of Credit Agreement (as defined therein); or

           (d) A fundamental change shall have occurred under that certain indenture pursuant to which the Borrower has issued 7 3/4% subordinated debentures due 2001 (as such terms are defined therein); or

           (e) Any representation or warranty or statement made by the Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

           (f) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and any such failure shall remain unremedied for 10 days after the Borrower obtains knowledge of such failure; or

           (g) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly
     scheduled required prepayment),  redeemed,   purchased   or
     defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each
     case  prior  to  the   stated   maturity thereof; or

           (h) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

           (i) Any judgment or order for the payment of money in excess of $7,500,000 (after deducting the portion of any such judgment or order which is fully covered by insurance issued by a reputable insurer) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced and shall be continuing by any Person upon such judgment or order or
     (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (j) Any   non-monetary  judgment  or  order  shall  be
     rendered against the Borrower or any of its Subsidiaries which does or could reasonably be expected to (i) cause a material adverse change in the condition (financial or otherwise), business, operations, properties or prospects of the Borrower, (ii) have a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Lender under any Loan Document and either (A) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (B) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (k) Any provision of any Loan Document after delivery thereof pursuant to Section 3.02 shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing, if such invalidity or unenforceability could have a material adverse effect on the rights and remedies of the Agent or the Lenders under such Loan Document; or

           (l) Any ERISA Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such ERISA Termination Event shall still exist and (ii) the sum of the ERISA Title IV liability incurred with respect to the Insufficiency of any and all Plans with respect to which an ERISA Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which an ERISA Termination Event described in clause (ii) of the definition of ERISA Termination Event shall have occurred and then exist, the liability related thereto) is likely to have a material adverse effect on the Borrower and the ERISA Affiliates taken as a whole; or

           (m) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and
     (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), is likely to have a material adverse effect on the Borrower and the ERISA Affiliates taken as a whole; or

           (n) The Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount that is likely to have a material adverse effect on the Borrower and the ERISA Affiliates taken as a whole; or

           (o) The Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA and the amount determined under Section 302(f)(3) of ERISA is likely to have a material adverse effect on the Borrower and the ERISA Affiliates taken as a whole; or

           (p) Any Person or group (as defined in the Securities Exchange Act of 1934, as amended) shall acquire the ownership of (constructive or otherwise), or power to vote more than, 25% of the Borrower's outstanding capital stock;

then, and in any such event, the Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower (i) declare the Commitments and the obligation of each Lender to make Advances terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the Notes, all Interest thereon and all other amounts payable under this Agreement, the Notes and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such Interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code as described in subsection (f), the Note, all such Interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Upon any such termination of the Commitments, the Agent and the Lenders shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the laws of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.


                           ARTICLE VII

                           THE AGENT

     SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or to applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.


     SECTION 7.02. Agent's Reliance, Etc. Neither the Agent or any Affiliate of the Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent or on behalf of the Agent under or in connection with the Loan
Documents,  except  for  its  or  their  own  gross negligence or
willful misconduct.   Without  limiting  the  generality  of  the
foregoing,   the  Agent:  (i)  may  consult  with  legal  counsel
(including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other Loan Document or any other instrument or document furnished pursuant hereto; (v) shall incur no liability under or in respect of the Loan Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vi) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and including the agreement of the assignee or transferee to be bound hereby as it would have been if it had been an original Lender party hereto, in form satisfactory to the Agent.

     SECTION 7.03. NWB and Affiliates. NWB and its Affiliates may generally engage in any kind of business with the Borrower any of its respective Affiliates and any Person who may do business with or own securities of the Borrower or any of its respective Affiliates, all as if NWB were not the Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04. Lender's Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any of its Affiliates and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to make Advances hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any of its Affiliates and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then owing to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

     SECTION 7.06. Successor Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint any Lender a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof or licensed under the laws of the United States or any State thereof to maintain a branch or agency in the United States and having a combined capital and surplus of at least $1,000,000,000 (or the equivalent thereof in another currency). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                          ARTICLE VIII

                         INDEMNIFICATION

     SECTION 8.01. Indemnities by the Borrower. Without limiting any other rights which the Agent, the Lenders or any Affiliate of either (each, an "Indemnified Party") may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys'
fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") growing out of or resulting from this Agreement or the use of proceeds of Advances, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or any Affiliate of such Indemnified Party which directly or indirectly controls, is controlled by or is under common control with such Indemnified Party or is a director or officer of such Indemnified Party or of such an Affiliate of such Indemnified Party. Without limiting or being limited by the foregoing, the Borrower shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

          ( i) reliance on any representation or warranty or statement made or deemed made by the Borrower (or any of its officers ) under or in connection with any Loan Document which shall have been incorrect in any material respect when made; or

          (ii) any investigation, litigation or proceeding relating to this Agreement or the use of proceeds of Advances; or

          (iii) any failure by the Borrower to effect a Borrowing after having given notice thereof.


                           ARTICLE IX

                          MISCELLANEOUS

     SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the Principal of, or Interest on, the Advances or any fees or other amounts payable hereunder,
(d) postpone any date fixed for any payment of Principal of, or Interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid Principal amount of the Advances, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder or thereunder, or (f) amend this
Section 9.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

     SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address set forth under its name on the signature pages hereof, if to the Agent, at 175 Water Street, New York, New York 10038 or as to each other party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by any party hereto in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to
Article II shall not be effective until received by the Agent.

     SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercis-ing, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent.

     SECTION 9.05. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such State and Letters of Credit issued hereunder shall provide that they are governed by the Uniform Customs and Practice for Documentary Credits.

     SECTION 9.06. Costs and Expenses. In addition to the rights of indemnification granted to the Indemnified Parties under Article VIII and Section 2.12 hereof, the Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration (including periodic auditing), modification and amendment of the Loan Documents and the other documents to be delivered thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, and of local counsel who may be retained by the Agent, with respect thereto and with respect to advising the Agent as to its rights and remedies under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered thereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.06.

     SECTION 9.07. Assignments and Participations. (a) With the prior written consent of the Agent and the Borrower, which shall not be unreasonably withheld (provided that such written consent of the Agent and the Borrower shall not be required in the case of an assignment by a Lender to any Subsidiary or Affiliate of such Lender if the effect of such assignment would not be to increase the amounts payable by the Borrower pursuant to Sections 2.11, 2.12 or 2.13 based upon applicable laws or regulations in effect on the date of such assignment), each Lender may assign to one or more commercial banks (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with a processing and recordation fee of $3,000 unless the relevant Assignee is a Subsidiary or Affiliate of the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obliga-tions which by the terms of this Agreement are required to be performed by it as a Lender.

      (c) The  Agent shall maintain at its address referred to in
Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender thereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and consented to by the Borrower pursuant to Section 9.07(a)), the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Assignee in an amount equal to the amount of the Advance outstanding purchased by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any amount of such Advance outstanding hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount of such Advance outstanding retained by it hereunder. Such Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount outstanding under such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

      (e) Each Lender with the prior written consent of the Borrower and the Agent (which shall not be unreasonably withheld) may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it), in which event, without limiting the foregoing, the provisions of Section 2.11, 2.12 and
2.13 shall inure to the benefit of such participant; provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      (f) Notwithstanding anything to the contrary contained herein, no assignment or participation may be effected by any Lender unless at the time thereof such Lender effects the assignment or participation, as the case may be, of the same percentage of its interest under the Letter of Credit Agreement to the assignee or participant, as the case may be.

     SECTION 9.08. Confidentiality. Unless otherwise agreed to in writing by the Borrower, the Agent and each Lender hereby agrees to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any Person other than the Agent's or such Lender's directors, officers, employees, Affiliates and agents to actual or potential Assignees and participants, and then only on a confidential basis; provided, however, that the Agent and each Lender may disclose Proprietary Information (a) as required by law, rule, regulation or judicial process, (b) to its attorneys and accountants or (c) as requested or required by any State, Federal or foreign authority or examiner regulating banks or banking. For purposes of this Agreement, the term "Proprietary Information" shall include all non-public information regarding the Borrower and its Affiliates, whether furnished before or after the date hereof, and (in the case of written materials) designated as "Proprietary Information"; provided, however, that Proprietary Information does not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by the Agent or a Lender not permitted by this Agreement, (y) was available to the Agent or the Lender on a nonconfidential basis prior to its disclosure to the Agent or such Lender by the Borrower or any of its Affiliates or (z) becomes available to the Agent or a Lender on a nonconfidential basis from a Person other than the Borrower or its Affiliates who, to the best knowledge of the Agent or such Lender, as the case may be, is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to the Agent or such Lender.

     SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     SECTION 9.10. Waiver of Jury Trial. Each of the Borrower, the Agent and each Lender hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to any of the Loan Documents or the transactions contemplated thereby.

     SECTION 9.11. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents irrespective of whether or not such Lender shall make any demand under any Loan Document or such obligations may be matured. The rights of each Lender under this Section 9.11 are in addition to any other rights and remedies which such Lender may have upon the occurrence and during the continuance of any Event of Default.

     SECTION 9.12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be unenforceable to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.13. Headings. Section headings used herein are for convenience only and are not to effect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 9.14. Prior Agreements. This Agreement and the other Loan Documents represent the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documents entered into by the Borrower and any Lender or the Agent prior to the execution of this Agreement which relate to Advances to be made hereunder shall be replaced by the terms of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   DATA GENERAL CORPORATION


                                   By:
                                        Title:

                                   4400 Computer Drive
                                   Westboro, MA  01580
                                   Attn.:  Treasurer
                                   (Telecopier: 508-366-8016)

COMMITMENT                         NATIONAL WESTMINSTER BANK PLC,
$8,571,429                           as Lender and as Agent


                                   By:

                                        Vice President

                                   Prime Rate Advance Lending
                                     Office
                                   National Westminster Bank PLC
                                   New York Branch
                                   175 Water Street
                                   New York, NY 10038
                                   Attn:   Manager's   Department
                                   -      Level 21
                                   Telephone: (212) 602-4193
                                   Telecopy: (212) 602 4118

                                   with a copy to:

                                   NATIONAL WESTMINSTER BANK PLC
                                   New York Branch
                                   175 Water Street
                                   New York, NY 10038
                                   Attn:   New   York   Marketing
                                   Office
                                         - Level 29
                                   Telephone: (212) 602-4395
                                   Telecopy: (212) 602-4256


                                   NATIONAL   WESTMINSTER   BANK,
                                   PLC, through  its  LIBOR  Rate
                                   Advance Lending Office


                                   By:

                                        Vice President

                                   National Westminster Bank PLC
                                   Nassau Branch
                                   175 Water Street
                                   New York, NY 10038
                                   Attn:   Manager's   Department
                                   -Level 21
                                   Telephone: (212) 602-4193
                                   Telecopy: (212) 602-4118




       $8,571,429               THE BANK OF NOVA SCOTIA
                                   101 Federal Street
                                   Boston, MA 02208
                                   Telephone: (617) 737-6310
                                   Telecopy: (617) 951-2177


                                    By:
                                       Title:

       $8,571,429               FLEET BANK OF MASSACHUSETTS,
                                NATIONAL ASSOCIATION
                                   75 State Street
                                   Boston, Massachusetts 02109
                                   Telephone: (617) 573-6524
                                   Telecopy:  (617) 573-5045

                                   By:______________________
                                       Title:


       $5,714,286               NATIONSBANK
                                   767 Fifth Avenue
                                   New York, New York  10153
                                   Telephone: (212) 644-4449
                                   Telecopy:  (212) 593-1083

                                   By:______________________
                                       Vice President


       $8,571,429               CANADIAN IMPERIAL BANK OF
                                COMMERCE
                                   275 Battery Street-Suite 1840
                                   San   Francisco,    California
                                   94111
                                   Telephone: (415) 399-5749
                                   Telecopy:  (415) 399-5761

                                   By:______________________
                                       Title: